DISTRIBUTORSHIP AND SALES AGENCY AND ROYALTY AGREEMENT

THIS DISTRIBUTORSHIP AND SALES AGENCY AGREEMENT (the “Agreement”) is made this 19 day of January, 2009, by and between Megola, Inc., with its principal place of business located at 704 Mara Street, Suite 111, Point Edward, Ontario, Canada N7V1X4 ( “Megola” and sometimes the "Company") and Vulcan Technologies, LLC, a New Jersey limited liability company, having its principal offices located at C/O Law Offices of Joseph J. Tomasek, 77 North Bridge Street, Somerville, New Jersey 08876 ( “Vulcan” and sometimes the "Distributor").

BACKGROUND:

WHEREAS, Megola has obtained the North American rights to a line of fire prevention products known as the “Hartindo” line of products and may, in the future, obtain or develop additional fire resistant products alone or with third parties or obtain additional products by virtue of agreements and contracts with third parties (collectively, the “Products”) and desires to appoint Vulcan, and to take certain actions that shall cause Vulcan to be a distributor/sales representative for the Products in North America;

WHEREAS, Vulcan shall make certain payments to Megola for its appointments under this Agreement and shall introduce parties to Megola and to certain of its contract parties to purchase the Product, in exchange for which Megola and its contract parties shall acknowledge the role of Vulcan as the exclusive distributor/sales representative for each of Vulcan’s customers (the “Customer(s)”) during the term of this Agreement.

NOW, THEREFORE, in consideration of the promises hereinafter made by the parties hereto, it is agreed as follows:

ARTICLE  I
APPOINTMENT

1.  Co-Exclusive Distribution Rights to Woodsmart and Janus Contracts. In partial consideration of the Vulcan payment set forth in Section 3 below, the Company hereby appoints Vulcan as the co-exclusive distributor under:

A. a certain Marketing and Distributorship Agreement (the “Janus Contract”), dated November 21, 2007, by and between Megola, Inc., MSE Enviro-Tech Corp. and Janus Products Corp. (“Janus”), rendering Vulcan by such appointment and assignment, the co-exclusive distributor/sales representative with Janus of the “Fire Blanket” under the terms of said contract; Megola hereby agrees that Vulcan shall earn royalty payments for each “Fire Blanket” sold by or through Janus during the term of this Agreement (see Appendix ‘A’).

B. a certain Hartindo AF21 Products, Purchase, Sales, Distribution, Marketing and Service Agreement (the “Woodsmart Contract”), dated October 5, 2008, by and between Megola, Inc., MSE Enviro-Tech Corp. and Woodsmart Solutions, Inc. (“Woodsmart”), rendering Vulcan the co-exclusive distributor of the Products and “Enhanced Product” under the terms of said contract; Megola hereby agrees that Vulcan shall earn royalty payments for each concentrate gallon of Product sold to or through Woodsmart during the term of this Agreement. Vulcan hereby agrees that the first $311,000 of revenue derived from sales received by Megola under the Woodsmart Contract will belong exclusively to Megola to repay its costs to produce and deliver the first 100,000 gallons of Product (see Appendix ‘A’).

2.   Exclusive Distribution and Sales Representative Rights.  In further consideration of the Vulcan payment set forth in Section 3 below, the Company hereby appoints Vulcan as the exclusive distributor and sales representative for the following industries or parties, as the case may be:

A. Megola hereby grants to Vulcan (i) the exclusive distribution/sales representative rights for the Product in the countries of Canada and Mexico and (ii) co-exclusive distribution/sales representative rights in the United States of America (the “U.S.”), to the railroad industry (the “Railroad Industry”) for a ten (10) term, provided, however, that Vulcan’s co-exclusive distribution/sales representative rights for the U.S. shall be negotiated further by Megola with MSE Enviro-Tech to enable Vulcan the complete U.S. exclusive rights. This negotiation process should be finalized within 90 days following the execution and delivery of this Agreement. Vulcan shall pay to Megola a commission payment equal to twenty-five (25%) percent of Vulcan’s profit, less Megola’s ”Cost”, defined below, on Products purchased (the “Vulcan Commission”) by any party in the Railroad Industry. Megola’s “Cost”  shall be defined for all purposes of this Agreement as Megola’s actual costs to acquire the raw materials for the Product, the costs for its preparation, including the toting, mixing and skimming processes, as well as Megola’s freight expenses through shipment (see Appendix ‘A’).  Vulcan shall have the right, upon reasonable notice, to audit the costs of Megola with respect to the calculation of its profits for any purchase/sale of the Product in the Railroad Industry. Vulcan hereby commits to generate aggregate gross sales of the Hartindo Products in the Railroad Industry of no less than $3 Million on or before the second anniversary of this Agreement, and, thereafter, agrees to increase such aggregate gross sales by fifteen (15%) percent for each year thereafter, commencing with the third year of the term. In the event Vulcan fails to achieve the aggregate gross sales thresholds at the second anniversary date or for any year of the remaining term of this Agreement, Vulcan shall automatically lose its exclusive rights in the Railroad Industry and shall be a co-exclusive distributor/sales representative for the balance of the term of this Agreement. For example, if Vulcan and/or parties have purchased Hartindo Products and the aggregate cash receipts for the Rail Industry which are equal to or exceed $3,450,000 upon the third anniversary date of this Agreement, the term shall be automatically extended for an additional fourth year since $3,450,000 represents a 15% increase over the $3,000,000 sales requirement for the prior second anniversary date.

B. Except as set provided for under the Janus Contract and the Woodsmart Contract, Megola hereby grants to Vulcan the exclusive distribution/sales representative rights for any Customer introduced by Vulcan and any customers Vulcan has under agreements as sales agents. Vulcan shall pay to Megola the Vulcan Commission, or twenty-five (25%) percent of Vulcan’s profit (sales price less Megola’s cost) on Products purchased by any Customer of Vulcan during the term of this Agreement. Vulcan shall have the right, upon reasonable notice, to audit the costs of Megola with respect to the calculation of its profits for any purchase/sale of the Product to a Customer of Vulcan. Megola shall take whatever measures necessary to protect Vulcan’s rights under this Agreement, including but not limited to preventing any other party from selling the Product to a Vulcan Customer. Vulcan also understands that Megola may also require the same provision to potential other distributors Megola may acquire throughout other industries.

 C. Megola hereby acknowledges, and shall take all necessary measures to obtain the acknowledgement of all interested parties, that “ICI” and its successors are the exclusive customers of Vulcan and any purchases of the Product by or through “ICI” shall be subject to the terms of this Agreement.

3.  Vulcan Payments for Appointments. In consideration of its appointments set forth in this Agreement, Vulcan agrees to pay Megola the sum of Seven Hundred Fifty Thousand ($750,000.00) USD dollars, as follows: (i) a partial payment of $400,000 to Megola due five (5) business days after the execution and delivery of this  Agreement by all parties, and; (ii) a payment of $350,000 ninety (90) days following the date of this Agreement, provided, however, that such payment shall only be due and owing at that time if Woodsmart, under the Woodsmart Contract, and Janus, under the Janus Contract and any other distribution means by Megola has purchased no less than 100,000 finished gallons of AF21. . It is agreed and acknowledged by Vulcan that the $350,000 payment shall only be paid to Megola upon the attainment by this performance criteria.

4. Competitive Products. Vulcan agrees not to represent or sell other products which are deemed to be competitive with the Products unless agreed to by Megola by prior written consent.

5. Sales. Vulcan shall use its best efforts to promote the sale and distribution of the Products in North America.

ARTICLE  II
PRICE, SALES, ACCEPTANCE, DELIVERY

1. Prices for the Product. Except in the cases of the Woodsmart Contract and the Janus Contract, Vulcan with assistance from Megola shall determine the selling price for the Product throughout the term of this Agreement and any extensions thereof

2. Payment Terms. Vulcan shall, or, alternatively negotiated with Megola direct its Customers, to submit to Megola purchase orders (“Order and/or Orders”) for the Product to Megola during the term of this Agreement. Upon Megola’s receipt of any such Order, Megola shall promptly advise the Customer and Vulcan of its acceptance or rejection of the Order. In the event of any conflict between the terms of such Order and this Agreement, the terms of this Agreement shall prevail. Except for Orders from the military establishment or the U.S. General Services Administration, Vulcan and/or its Customers shall pay Megola with acceptance of the Purchase Order 50% upon purchase order with the balance payable to Megola upon shipment of the Product. Within fifteen (15) days of its receipt of any full payment for the Product under the terms of this Agreement, Megola shall pay to Vulcan its royalty payments due under the Janus and Woodsmart Contracts and when/if applicable any Commission for sales in the Railroad Industry or to any Vulcan Customer during the term of this Agreement.

3. Shipment. All Products sold to pursuant Megola’s acceptance of Purchase Orders pursuant to Section 2 above shall be delivered FOB Megola’s manufacturer’s point of shipment to the Customer with all risk of loss and damage thereafter to be borne by the Customer.

ARTICLE  III
PROPRIETARY RIGHTS

1.  Use of Megola Company Name. Megola expressly prohibits any direct or indirect use, reference to, or other employment of its name or Hartindo, trademarks, or trade name, except as specified in this Agreement or as expressly authorized by Megola in writing. All advertising and other promotional material will be submitted to Megola at least two weeks in advance and will only be used if Megola consents thereto, which consent shall not be unreasonably withheld. Company hereby authorizes and requires Vulcan's use of the Megola’s insignia or lettering which will be on the products at the time of the delivery. Megola hereby authorizes Vulcan's use of the legend set forth below.  Vulcan shall submit to  Megola in writing full particulars prior to any use of the authorized legends, on stationery, invoices, promotion material or otherwise, and shall not proceed with such use unless and until Megola's written approval has  been received.

Authorized legend shall be the following:

If the authorized legend is used on any stationery, invoices, promotion material or otherwise by Vulcan, it shall, on termination of this Agreement, or upon request of Megola, discontinue the use of such legend on any stationery, invoices, promotion material or otherwise and thereafter will not use, either directly or indirectly in connection with its business, such legend or any other names, titles of expressions so nearly resembling the same as would likely lead to confusion or uncertainty, or to deceive the public.

2.  Patent Indemnity. Megola agrees, at its own expense, to indemnify, defend and hold harmless each of Vulcan and its Customers from and against every expense, damage, cost and loss (including attorneys' fees incurred) and to satisfy all judgments and decrees resulting from a claim, suit or proceeding insofar as it is based upon an allegation that the Products or any part thereof furnished by Megola or any process which is practiced in the customary use of the Products is or has been infringing upon any patent, copyright or proprietary right, if Megola is notified promptly of such claim in writing and given authority, and full and proper information and assistance (at Megola's expense) for the defense of same. In case the Products, or any part thereof, in such suit is held to constitute an infringement and the use of said Products or part is enjoined, Megola shall, in its sole discretion and at its own expense, procure for the indemnitee the right to continue using said Products.

3. Title to Products and Product Materials. Vulcan acknowledges that the Products and any and all materials, whether for  sales, advertising, specifications or the like are the property of Megola, and that the Products are being made available to Vulcan and its Customers in confidence and solely on the basis of its confidential relationship to Megola.

ARTICLE  IV
CO-MANUFACTURE RIGHT

            1. Co-Manufacture Right. In the event that Megola, for whatever reason, is not able to manufacture and/or deliver the Product to Vulcan and/or its Customers in accordance with Megola’s normal and customary manufacturing and delivery practices in the chemical industry, or if the Product fails to conform to its specifications due to a lapse or series of lapses in quality control, then and in that event Vulcan shall have the license and right to manufacture the Product in accordance with its specifications in order to meet its and/or its Customers Product orders, and the payment terms of this Agreement shall be adjusted accordingly.

ARTICLE V
WARRANTY

1.  Products Warranty. Megola warrants that its Products at the time of delivery thereof shall conform to the specifications established in writing by Megola for such Products.

THIS CONSTITUTES THE SOLE WARRANTY MADE BY MEGOLA EITHER EXPRESSED OR IMPLIED. THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED WHICH EXTEND BEYOND THE FACE HEREOF, HEREIN, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MEGOLA BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES AND PURCHASER’S REMEDIES SHALL BE LIMITED TO CREDIT TO VULCAN OR ITS CUSTOMER EQUAL TO THE AMOUNT PAID FOR THE NON-CONFORMING PRODUCT.

2.  Misuse of Products. Any tampering, misuse or negligence in handling or use of Products renders the warranty void. Further, the warranty is void if, at any time, Vulcan or its Customer attempts to make any internal changes to any of the components of the Products. TAMPERING WITH THE PRODUCTS OR THEIR COMPONENTS THAT RENDERS THIS WARRANTY VOID WILL BE DEFINED TO INCLUDE ALL OF THE POSSIBILITIES DESCRIBED IN THIS PARAGRAPH, TOGETHER WITH ANY PRACTICE WHICH RESULTS IN CONDITIONS EXCEEDING THE DESIGN TOLERANCE OF THE PRODUCTS. Any Tampering with any Hartindo products will result in Immediate Termination of Agreements.

ARTICLE  VI
TERM OF AGREEMENT

1.  Term. Except as set forth in Article I, 2(A) for the Railroad Industry, the term of this Agreement is 10 years.

2.  Termination. This Agreement may be terminated only:

(a)  By either party for substantial breach of any material provision of this Agreement by the other, provided due notice has been given to the other of the alleged breach and such other party has not cured the breach within thirty (30) days thereof; or

(b)  By Megola, if Vulcan ceases to function as a going concern or makes an assignment for the benefit of creditors; if a petition in bankruptcy is filed by or against the Vulcan, resulting in an adjudication of bankruptcy;

(c)  Upon termination of this Agreement all further rights and obligations of the parties shall cease, except that Megola shall not be relieved of (i) its obligation to pay any monies due, or to become due, as of or after the date of termination, and (ii) any other obligation set forth in this Agreement which is to take effect after the date of termination.

ARTICLE  VII
NOTICES

1.  Notice or Communication. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below or to such changed address as any party entitled to notice shall have communicated in writing to the other party. Notices and communications to Company shall be sent to:

If to Megola:	Megola, Inc.
704 Mara Street, Suite 111
Point Edward, Ontario, Canada N7V 1X4
Tel: 519-336-0628
Fax: 519-336-0625

If to Vulcan:	Silver Fox, LLC
27 East 65th Street
New York, New York 10065
Tel: 917-847-7162
Fax: 212-472-5852

Notices and communications to the parties shall be sent to their above address. Any notices or communications to either party hereunder shall be deemed to have been given when deposited in the mail, or sent by telecopy, addressed to the then current address of such party.

ARTICLE  VIII
GENERAL PROVISIONS

1.  Relationship of Parties. The relationship between the parties established by this Agreement shall be solely that of vendor and distributor/sales representative and all rights and powers not expressly granted to the Vulcan are expressly reserved to Megola. Vulcan shall have no right, power or authority in any way to bind the Company to the fulfillment of any condition not herein contained, or to any contract or obligation, expressed or implied.

2.  Independence of Parties. Except as expressly set forth in this Agreement, neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other party. The Vulcan specifically agrees that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

3.  Indemnity. Megola and Vulcan agree to hold each other free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever (a) arising from acts of a party; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or (c) arising from acts of third parties in relation to Products sold under this Agreement, including, but not limited to execution of liens and security interests by third parties with respect to any such Products.

4.  Assignment. This Agreement constitutes a personal contract and Vulcan shall not transfer or assign same or any part thereof without the advance written consent of Megola, provided, however, that Vulcan shall be permitted, without the consent of Megola, to assign all of its rights, title and interest in this Agreement to a “public” company in which Vulcan management owns no less than twenty-five (25%) percent of the equity.

5.  Entire Agreement. The entire Agreement between Megola and Vulcan covering the Products is set forth herein and any amendment or modification shall be in writing and shall be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto.

6.  Applicable Law. This Agreement shall be construed and interpreted under the laws of the State of Nevada. All disputes, claims or actions arising out of or in connection with this Agreement shall be exclusively brought and venued in the state or federal courts of the State of New York and each party hereby expressly consents to the personal jurisdiction of such state and federal courts of the State of New York and hereby waives any objections to such jurisdiction on the grounds of inconvenient forum.

7.  Separate Provisions. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year indicated above.

MEGOLA, INC.

By:____________________________________

            Joel Gardner,
           Chief Executive Officer

Vulcan Technologies, LLC

By:____________________________________

           Silverfox, LLC, Managing Member

By:_______________________________

           Jeffrey Langberg, Managing Member